Exhibit 99.2

October 14, 2005

Adobe Systems Incorporated

345 Park Avenue

San Jose, CA  95110

Attn:  Karen Cottle

Ladies and Gentlemen:

Reference is made to that certain Agreement and Plan of Merger and Reorganization dated April 17, 2005 (the “Merger Agreement”), by and among Adobe Systems Incorporated, Avner Acquisition Sub, Inc. and Macromedia, Inc.  Capitalized terms not otherwise defined in this letter have the meanings given to them in the Merger Agreement.

The undersigned agree that the End Date shall be January 31, 2006. Except for the extension of the End Date described herein, this letter shall have no impact on any other provision of the Merger Agreement.

Sincerely,

MACROMEDIA, INC.

By:	/s/ Elizabeth A. Nelson
Elizabeth A. Nelson
Executive Vice President and Chief Financial Officer

AGREED TO BY:

ADOBE SYSTEMS INCORPORATED

By:	/s/ Karen Cottle
Karen Cottle
Senior Vice President and General Counsel